Exhibit 10.38

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This First Amendment (the “Amendment”) to Agreement and Plan of Merger and Reorganization is dated as of November 28, 2022, and is made by and among iSun, Inc. (formerly “The Peck Company Holdings, Inc.”), a Delaware corporation (“Parent”), iSun Energy LLC, a Delaware limited liability company (“iSun LLC”), and Sassoon M. Peress (“Peress”).

Whereas, the Parent, iSun LLC, and Peress are parties to the Agreement and Plan of Merger and Reorganization, dated as of January 19, 2021 (the “Merger Agreement,” capitalized terms used in this Amendment and not defined shall have the meanings given in the Merger Agreement); and

Whereas, the parties desire to amend the Agreement as set forth herein;

NOW THEREFORE, the parties agree as follows:

1. Exhibit C to the Merger Agreement is hereby deleted and replaced in its entirety as follows:

EXHIBIT C

Merger Consideration

Shares of iSun, Inc. Common Stock (“Shares”)

200,000 Shares upon execution of the Amendment.

Peress was previously issued an aggregate of 200,000 Shares. Peress was also issued 100,000 Shares upon exercise of the Warrant ($12 per share) referenced below. Peress currently owns an aggregate of 291,500 Shares. Peress transferred an aggregate of 8,500 Shares to four individuals.

None of the Shares, including any shares transferred by Peress to any third party, will be subject to any lockup agreement or similar restrictions.

All of the Shares issued to Peress pursuant to the Merger Agreement or any other agreement between Peress and/or his transferees and iSun and/or its affiliates will be subject to an Amended and Restated Irrevocable Proxy in the form of Exhibit E to the Merger Agreement, as amended.

Warrants ($12 per Share)	Peress was issued a Warrant dated January 21, 2021. Peress exercised such Warrant as indicated above. The Warrant is void and of no further forced and effect.

Warrants ($25 per Share)	Peress was issued a warrant dated January 21, 2021. Such Warrant has not been exercised and is void and of no further force and effect.

2. Exhibit D to the Merger Agreement is hereby deleted in its entirety.

3. Exhibit E to the Merger Agreement is hereby deleted and replaced in its entirety as follows:

EXHIBIT E

Amended and Restated Irrevocable Proxy

This Amended and Restated Irrevocable Proxy amends and restates in its entirety that certain Irrevocable Proxy dated January 19, 2021. In accordance with the Agreement and Plan of Merger (the “Agreement”) by and among The Peck Company Holdings, Inc., a Delaware corporation (the “Company”), Peck Mercury, Inc., a Delaware corporation, iSun Energy LLC, a Delaware limited liability company, and Sassoon M. Peress (the “Stockholder”), the Stockholder agrees as follows:

1. Grant of Irrevocable Proxy.

(a) The Stockholder, with respect to all of the shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) owned, now or in the future (including, without limitation Common Stock acquired by the exercise of a Warrant issued to the Stockholder in connection with the Agreement, by the Stockholder, the Stockholder hereby grants to Jeffrey Peck (the “Holder”) an irrevocable proxy under Section 212 of the Delaware General Corporation Law to vote the Shares in any manner that the Holder may determine in his sole and absolute discretion to be in the Holder’s own best interest, all of the Shares with respect to which the Stockholder has voting power at the date hereof at any meeting of stockholders of the Company or action by written consent with respect to any matter or the transactions contemplated thereby. It is expressly understood and agreed that the foregoing irrevocable proxy is hereby granted to the Holder by the Stockholder pursuant to the Agreement and is coupled with an interest.

(b) Because of this interest in the Shares, the Holder shall have no duty, liability and obligation whatsoever to the Stockholder arising out of the exercise by the Holder of the foregoing irrevocable proxy. The Stockholder expressly acknowledges and agrees that (i) the Stockholder will not impede the exercise of the Holder’s rights under the irrevocable proxy and (ii) the Stockholder waives and relinquishes any claim, right or action the Stockholder might have, as a stockholder of the Company or otherwise, against the Holder or any of his affiliates in connection with any exercise of the irrevocable proxy granted hereunder.

(c) The Stockholder has the right to notice of or to any and all special and general meetings of stockholders during the term of this Irrevocable Proxy and further severally agrees that if any notice is given by the Company to the Stockholder, such notice will be deemed to have been validly given to the Stockholder for all purposes.

(d) The Stockholder may, at his option, terminate this Irrevocable Proxy upon the occurrence of any of the following:

(i) Jeffrey Peck is no longer either the Chief Executive Officer or the Chairman of the Board of Directors of the Company (if Mr. Peck still holds one but not both titles the Stockholder may not terminate this Irrevocable Proxy);

(ii) Upon the sale of all or any portion of the Shares on a public market, such as Nasdaq, and in compliance with all applicable state and federal securities laws, this Irrevocable Proxy shall terminate with respect to all or such portion of the Shares, as applicable;

(iii) With the Company’s prior written approval, not to be unreasonably withheld, upon the sale of all or any portion of the Shares to a third party in any transaction or series of transactions negotiated at arm’s length, in compliance with all applicable state and federal securities laws, this Irrevocable Proxy shall terminate with respect to all or such portion of the Shares, as applicable.

2. Legend. The Stockholder agrees to permit an appropriate legend on certificates evidencing the Shares reflecting the grant of the irrevocable proxy contained in the foregoing Section.

3. Representations and Warranties. The Stockholder represents and warrants to the Holder as follows:

(a) The Stockholder has the all necessary rights, power and authority to execute, deliver and perform his obligations under this Irrevocable Proxy. This Irrevocable Proxy has been duly executed and delivered by the Stockholder and constitutes his legal and valid obligation enforceable against the Stockholder in accordance with its terms.

(b) The Stockholder is the record owner of the Shares listed under his name on Appendix A and the Stockholder has plenary voting and dispositive power with respect to such Shares; the Stockholder owns no other shares of the capital stock of the Company; there are no proxies, voting trusts or other agreements or understandings to which such Stockholder is a party or bound by and which expressly require that any of the Shares be voted in any specific manner other than this Irrevocable Proxy; and such Stockholder has not entered into any agreement or arrangement inconsistent with this Irrevocable Proxy.

4. Equitable Remedies. The Stockholder acknowledges that irreparable damage would result if this Irrevocable Proxy is not specifically enforced and that, therefore, the rights and obligations of the Holder may be enforced by a decree of specific performance issued by a court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedies which the Holder may otherwise have available.

Dated as of November 28, 2022.

Sassoon M. Peress

4. All terms and conditions of the Merger Agreement not amended hereby are and shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the dated first mentioned above.

iSUN, INC.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	CEO

iSUN ENERGY LLC
by iSun, Inc., its sole member

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	CEO

SASSOON M. PERESS

/s/ Sassoon M. Peress
Sassoon M. Peress

[Signature Page to First Amendment to Agreement and Plan of Merger and Reorganization]